LOAN AGREEMENT




                            $24,000,000 LOAN

                                  FROM

                   MCNIC PIPELINE & PROCESSING COMPANY

                                   TO

                          BEARD MINING, L.L.C.



                              June 24, 1998

                             LOAN AGREEMENT



         THIS LOAN AGREEMENT ("Agreement"), dated as of this 24th day of June, 1998 is between MCNIC PIPELINE & PROCESSING COMPANY, a Michigan corporation ("Lender"), and BEARD MINING, L.L.C., an
Oklahoma limited liability company ("Borrower").

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower agree as follows:


                                 ARTICLE I

                               DEFINITIONS

         In addition to all other definitions set forth herein the following terms shall have the meanings set forth below:

         Beneficiation Equipment. All equipment (as such term is defined in the Uniform Commercial Code as enacted in the state where the equipment is located) acquired by Borrower with the proceeds of the Loan for dredging, extracting, and receiving Mine Waste from the Impoundments and processing, beneficiating, washing and drying Mine Waste to produce coal fines for further processing to produce Briquettes pursuant to the O&M Agreement, including the equipment described on Schedule 1.1 attached hereto and made a part hereof.

         Briquettes. Briquettes, pellets, extrudates, and other agglomerates produced from coal fines by the coal briquetting facilities owned by the CRC LLCs.

         Business Day. A day that banks are not required or authorized to close in New York City, New York or Detroit,
Michigan.  A "Business Day" shall not include Saturday.

         Coal Fines Extraction and Beneficiation Agreement. That certain Coal Fines Extraction and Beneficiation Agreement dated as of June 24, 1998 among each of the CRC LLCs, individually, and Borrower.

         Collateral.  The Beneficiation Equipment, all of
Borrower's rights, powers and privileges under the Contracts, and all proceeds of the foregoing.

         Contracts.  The contracts and agreements listed in
Schedule 1.2 attached hereto and made a part hereof and all other contracts and agreements to which Borrower is a party or beneficiary and all other contractual rights of Borrower that relate to Borrower's performance of its obligations under the Coal Fines Extraction and Beneficiation Agreement, including, without limitation, all rights under manufacturer and vendor warranties and service obligations relating to the Beneficiation Equipment.

         CRC LLCs.  CRC No. 1 LLC, CRC No. 2 LLC, CRC No. 3 LLC,
CRC No. 4 LLC, CRC No. 5 LLC and CRC No. 6 LLC, each a Delaware limited liability company.

         Financial Statements. The financial statements of Borrower previously delivered to Lender, together with all financial statements and other financial information delivered to Lender pursuant to Article IV below.

         Impoundments.  The coal slurry impoundments of Mine
Waste located on the Pond Sites.

         Loan.  As defined in Section 2.1.

         Loan Documents. This Agreement, the Note, the Security Agreement, the Pledge and Security Agreement and any and all other documents, instruments or agreements evidencing, governing or securing the Loan, as such documents have been and may be amended, restated or modified from time to time.

         Loan Expenses. All reasonable charges, costs, fees and expenses of any nature whatsoever of or incurred by Lender at any time in connection with the enforcement of the Loan or the Loan Documents, including, but not limited to, fees and disbursements of Lender's attorneys and their staff. "Loan Expenses" shall not include any charges, costs, fees or expenses incurred by Lender in the preparation, closing or filing of the Loan Documents.

         Maturity Date.  The first to occur of the following:
(i) July 1, 1999; (ii) as to that portion of the Loan advanced for Beneficiation Equipment located at a Pond Site, and all interest accrued thereon, the termination of the Coal Fines Extraction and Beneficiation Agreement relating to such Pond Site; (iii) as to that portion of the Loan advanced for Beneficiation Equipment located at a Pond Site, and all interest accrued thereon, the closing date of any equipment financing or substitute or replacement financing entered into by Borrower with respect to such Beneficiation Equipment that replaces or supersedes this Agreement, and (iv) the acceleration of the Loan.

         Mine Waste. All coal, coal slurry, coal fines, coarse coal and other coal materials, and all other minerals of whatsoever nature mixed with or contained in the foregoing that have been mined and deposited in the Impoundments.

         Note. The Promissory Note, in the aggregate principal amount of $24,000,000, dated June 24, 1998, as such Note may be amended, restated, modified, renewed or extended at any time and from time to time by agreement between Borrower and the holder of the Note.

         Obligations. All obligations of any nature whatsoever of Borrower to Lender under the Loan Documents, whether now existing or hereafter arising.

         O&M Agreement.  That certain Operation and Maintenance
Agreement dated as of June 24, 1998 among each of the CRC LLCs, individually, and Borrower.

         Person. An individual, natural person, corporation, joint venture, partnership, limited partnership, limited liability company, trust, estate, business trust, association, governmental authority, or any other entity.

         Pledge and Security Agreement.  That certain Pledge and
Security Agreement of even date herewith from Beard Technologies, Inc., an Oklahoma corporation, as pledgor, to Lender, as pledgee.

         Pond Sites. The areas depicted and described on Schedules 1.3(a), 1.3(b), 1.3(c), 1.3(d), 1.3(e) and 1.3(f)
attached hereto, on which the Impoundments are located and the Beneficiation Equipment is to be located.

         Security Agreement.  That certain General Security
Agreement (Purchase Money Security Interest) of even date herewith from Borrower, as debtor, to Lender, as secured party.

                                ARTICLE II

                          THE LOAN AND LOAN TERMS

         2.1 The Loan. Pursuant to the terms of this Agreement and the other Loan Documents, Lender may, in its sole discretion, as and when requested by Borrower advance loans from time to time to Borrower in the aggregate principal amount of up to $24,000,000 (the "Loan"), the proceeds of which may be used solely for the purposes set forth in Section 2.2 below;
provided, that Lender shall make such advances to Borrower at such time and from time to time and in such amounts that Borrower is contractually required to deliver as payment of the purchase price for Beneficiation Equipment for a Pond Site if the acquisition of such Beneficiation Equipment has been approved in writing by Lender. At the sole discretion of Lender, the Loan may be made in one or more advances (each an "Advance") on one or more dates. The Loan is subject to the terms, conditions and limitations set forth in this Agreement and, to the extent not inconsistent with this Agreement, the other Loan Documents.

         2.2 Purpose and Disbursement. The proceeds of the Loan are to be used solely for the purpose of acquiring the Beneficiation Equipment for use at the Pond Sites. In furtherance of such purpose, all Loan proceeds shall be disbursed by Lender from time to time and at such times as provided in
Section 2.1 directly to Brown & Root, Inc., a Delaware corporation, on behalf of Borrower as payment of the purchase price for the Beneficiation Equipment by Brown & Root, Inc., or to any other third party vendors of the Beneficiation Equipment that are approved by Lender.

         2.3  Loan Terms.

              (a) Maturity. The Loan shall mature and be due and payable in full on the Maturity Date. Interest shall be payable in accordance with the terms of the Note.

              (b) Principal Payments. The Borrower shall repay the principal amount of the Loan in equal monthly installments due and payable on the first Business Day of each calendar month commencing August 1, 1998 and ending and including the calendar month in which the Maturity Date occurs. The amount of each monthly installment shall be the dollar amount that would be necessary for Maker to pay the principal amount of each Advance, together with interest thereon from the date of such Advance, to Payee in 120 equal monthly installments commencing August 1, 1998. The entire outstanding principal amount of the Loan and accrued interest shall be due and payable on the Maturity Date.

                                ARTICLE III

                     CONDITIONS PRECEDENT TO LENDER'S
                        OBLIGATION TO MAKE THE LOAN

        The Lender's obligation to fund the Loan shall be subject to performance and satisfaction of all of the following conditions at or before such funding (all documents must be acceptable in form and substance to Lender):

        3.1 Execution and Delivery of Loan Documents. Borrower shall have duly executed and delivered or caused to be executed and delivered this Agreement, the Note and each of the other Loan
Documents.

        3.2 Representations and Warranties. All of the representations and warranties of Borrower contained in this Agreement and each of the other Loan Documents shall be true and correct as of the date of such funding.

        3.3 Collateral. Lender shall have a valid and perfected first priority lien on the Beneficiation Equipment.

        3.4 Approval of Beneficiation Equipment. Lender shall be satisfied in its sole discretion that the Beneficiation Equipment to be purchased with the advance is necessary for Borrower to perform its obligations under the Coal Fines Extraction and Beneficiation Agreement and that such equipment will be adequate for the purposes for which it is to be used.

        3.5 Opinions. Lender shall have received an opinion of counsel to Borrower in the form of Exhibit A attached hereto.

        3.6 Other Conditions. Borrower shall have complied with all of the terms and conditions governing such funding under this Agreement.

                               ARTICLE IV

                         REPORTING REQUIREMENTS

        Borrower shall provide and deliver, or cause to be provided and delivered, to Lender (all of which must be reasonably acceptable to Lender) such information as Lender may reasonably request to determine whether Borrower is complying with its obligations under this Agreement and the other Loan Documents, or to determine the financial condition of Borrower or the value of any Collateral. Lender shall bear the cost incurred by Borrower in processing, generating or obtaining any such information that is not in a form kept by Borrower in the ordinary course of business or otherwise readily available or reasonably capable of generation by Borrower.

                               ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF BORROWER

         Borrower represents and warrants to Lender as follows, all of which representations and warranties are material and each of which is made to induce Lender to make the Loan, each of which is being relied on by Lender in making the Loan, and all of which are true as of the date hereof and shall continue to be true and correct until the Loan is repaid in full:

        5.1 Authority and Enforceability. Borrower has full power to enter into and perform its obligations under this Agreement, the Note, the Security Agreement, all other Loan Documents and any other document or instrument contemplated hereby or executed or delivered pursuant hereto. This Agreement, the Note, the Security Agreement and all other Loan Documents constitute, and any other agreement required hereby will constitute, when executed and delivered by Borrower to the Lender, valid and binding obligations of Borrower enforceable in accordance with their terms.

        5.2 No Conflict. The execution and delivery of this Agreement, the Note, the Security Agreement and all other Loan Documents and consummation of all the transactions contemplated hereby and thereby, do not and will not conflict with, or be in contravention of, any law, order, rule or regulation applicable to Borrower or any document, agreement or instrument to which Borrower is a party or by which the Collateral is bound or affected (except for conflicts or contraventions that could not reasonably be expected to (i) materially impair the ability of the Borrower to perform under any Loan Document and avoid any Event of Default, or (ii) have a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document or the perfection or priority of any lien granted to Lender under the Security Agreement), and will not result in the creation of any lien, charge or encumbrance of any nature upon the Collateral other than the liens, charges and encumbrances contemplated hereby or otherwise in favor of Lender or the CRC LLCs..

        5.3   Financial Condition.

              (a)  The Financial Statements of Borrower
heretofore delivered to Lender are accurate and complete in all material respects and fairly represent the financial condition of Borrower at the date thereof. Borrower does not know of any material contingent liabilities affecting Borrower that are not disclosed in such Financial Statements.

              (b) Except as otherwise disclosed in writing to Lender by Borrower, since the date of the most recent Financial Statements there has been no material adverse change in Borrower's financial condition, assets, liabilities or business nor has any other event or condition of any character occurred or arisen that materially and adversely affects or that could materially and adversely affect the business or prospects of Borrower. No additional material obligations have been entered into by Borrower since the date of Borrower's most recent Financial Statements, other than as disclosed to Lender in writing.

              (c) Borrower is now solvent; and no bankruptcy or insolvency proceedings are pending or contemplated by Borrower or, to the best of Borrower's knowledge, against Borrower.

        5.4 Litigation. As of the date of this Agreement there is no action, suit or proceeding pending against, or to Borrower's knowledge threatened against or affecting, Borrower or the Collateral before any court, any arbiter, or any governmental department, agency, official or instrumentality.

        5.5 Taxes. Borrower has filed all federal, state and local tax returns that are required to be filed by Borrower and has paid all taxes shown on such returns and on all assessments received by Borrower to the extent that such taxes and assessments have become due. All federal and state income taxes and all other taxes and assessments of any nature with respect to which Borrower is obligated have been paid when due.

        5.6 Information Correct. To the best of Borrower's knowledge, all information furnished in any document required to be furnished by Borrower under or in connection with this Agreement is accurate and complete in all material respects as of the date or for the periods covered thereby.

                                ARTICLE VI

                    AFFIRMATIVE COVENANTS OF BORROWER

        Until payment or performance in full of all the Obligations, Borrower shall:

        6.1 Pay Note. Duly and promptly pay or cause to be paid each and every installment of the principal and of interest on the Note as the same become due, without notice or demand.

        6.2 Performance of Other Obligations. Perform and comply with all other terms, conditions, covenants and prohibitions applicable to Borrower and required by and in accordance with the terms of any of the Loan Documents.

        6.3 Compliance with Laws. Comply promptly with all laws applicable to (a) the Collateral, (b) the use of the Collateral, or (c) the conduct and operation of Borrower's business; except such laws as are being diligently contested in good faith and by proper proceedings and, such non-compliance that could not reasonably be expected to have a material adverse effect upon the operations, business, properties or condition (financial or otherwise) of Borrower or upon the Collateral or Borrower's title thereto.

        6.4 Notifications. Promptly notify Lender in writing of the occurrence of (i) any Event of Default or any event that is reasonably likely to become an Event of Default upon notice or the passage of time or both, (ii) any material adverse change in the business, property, assets, value, operations or condition, financial or otherwise, of Borrower or the Collateral and
(iii) the pendency or threat of any material litigation or arbitration and of any material tax deficiency or other material proceeding before any governmental body or official materially adversely affecting Borrower or the Collateral.

        6.5 Payment of Taxes and Other Obligations. Duly and punctually pay and discharge all state and federal income taxes and all other taxes, assessments and other charges against Borrower or the Collateral as same become due; except such taxes, assessments and charges as are being diligently contested in good faith and by proper proceedings and for which adequate reserves are being maintained by Borrower.

        6.6 Payment of Loan Expenses. Immediately upon demand, but in any event within five Business Days after notification from Lender, pay or reimburse Lender for all Loan Expenses incurred by Lender at any time and from time to time.

        6.7 Further Assurances. From time to time within five Business Days after request by Lender, record, register and file all such notices, statements and other documents and take such other steps, including, without limitation, effecting the amendment of any Loan Document, as may be necessary or advisable to render fully valid and enforceable under all applicable laws the rights, liens and priorities of Lender with respect to the Collateral from time to time furnished under this Agreement or required to be furnished by any of the Loan Documents, in each case in such form and at such times as shall be satisfactory to Lender.

        6.8 Indemnity. Borrower shall indemnify Lender against and shall reimburse and pay Lender for all reasonable fees, costs and expenses (including, without limitation, attorneys' fees, court costs and legal expenses and consultants' and experts' fees and expenses), incurred or expended by Lender in connection with
(i) the breach by Borrower of any representation or warranty contained in any of the Loan Documents, (ii) the failure by Borrower to perform any agreement, covenant, condition, indemnity or obligation contained in any of the Loan Documents,
(iii) Lender's exercise of any of its rights and remedies under any of the Loan Documents, or (iv) the protection of the Collateral and the liens thereon and security interests therein (except for filing fees incurred by Lender for the filing of Uniform Commercial Code financing statements).

        6.9 Scope of Business. Borrower shall not engage in any business activities other than those necessary or incidental to Borrower's ownership of the Beneficiation Equipment.

                                ARTICLE VII

                     NEGATIVE COVENANTS OF BORROWER

        Until payment or performance in full of all of the Obligations, Borrower shall not, without Lender's written consent:

        7.1 Liens. Create, assume, incur or suffer to exist any mortgage, pledge, security interest, lien or other encumbrance upon the Collateral except the security interests created or contemplated hereunder and other obligations to Lender and the CRC LLCs, and except that Borrower may lease the Beneficiation Equipment to Beard Technologies, Inc., an Oklahoma corporation, but only if such lease (i) is expressly subject to any security interest, lien or other encumbrance in favor of Lender, (ii) provides for monthly payments by Beard Technologies to Borrower in an amount equal to, but not exceeding, the amount of the scheduled monthly payments of principal and interest on the Loan pursuant to the Note, and (iii) is otherwise in form and substance reasonably satisfactory to Lender.

        7.2 Assignment. Assign or attempt to assign any of its rights or delegate any of its duties hereunder or under the other
Loan Documents.

        7.3 Use of Funds. Use funds advanced under this Agreement for any purpose other than those permitted pursuant to this Agreement.

                               ARTICLE VIII

                            EVENTS OF DEFAULT

        The occurrence of any one or more of the following events or existence of one or more of the following conditions shall constitute an Event of Default under this Agreement and all other Loan Documents:

        8.1 Failure to Pay Note. Borrower shall fail to pay, when due, the principal of or interest on the Note, or any installment thereof (whether due on the date provided for therein or by acceleration or otherwise).

        8.2 Misrepresentation. Any representation or warranty made by Borrower to Lender herein or in any of the other Loan Documents, or in any certificate, statement or report made pursuant to this Agreement or the other Loan Documents is false, misleading or erroneous in any material respect;

        8.3 Covenant Default. The failure of Borrower to properly perform or observe any obligation contained in Sections
6.3 through 6.8 above.

        8.4 Other Obligations. The failure of Borrower to properly perform or observe any obligation contained herein (other than the obligations to make payments under the Note or the other Loan Documents or the obligations set forth in
Section 8.3 above), which failure is not cured within 10 Business Days after receipt of written notice from Lender, or, if such failure is not reasonably susceptible of cure within such 10-day period, the failure of Borrower to commence within such 10-day period and continue reasonably diligent efforts satisfactory to Lender to effect such cure.

        8.5 Default Under Loan Documents. The occurrence of any default by Borrower, or the occurrence of any event or circumstance defined as an event of default, under any of the Loan Documents other than this Agreement, not cured within the applicable cure period, if any, set forth therein.

        8.6 Bankruptcy. Borrower shall make a general assignment for the benefit of creditors; file a petition in bankruptcy; be adjudicated insolvent or bankrupt or admit in writing the inability to pay debts as they mature; petition or apply to any tribunal for the appointment of a receiver or any trustee or similar officer for Borrower, for a substantial part of the assets of Borrower; or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against Borrower that remains undismissed for a period of 90 days or more; or Borrower, by any act or omission shall indicate his consent to, approval of or acquiescence in any such petition, application or proceeding, or the appointment of a receiver of or any trustee or similar officer for Borrower, or any substantial part of any of the properties of Borrower, or shall suffer any such receivership or trusteeship to continue undischarged for a period of 90 days or more;

        8.7 Judgment. Any judgment which, if enforced, would have a material adverse effect upon the operations, business, properties or condition (financial or otherwise) of Borrower, shall be entered against Borrower, unless Borrower is diligently appealing such judgment by appropriate proceedings.

        8.8 Loan Documents. This Agreement or any other Loan Document shall at any time for any reason cease to be in full force and effect, except where such cessation is the result of repayment, reconveyance, release, reassignment or other discharge or termination in accordance with the terms of such Loan Document, and such Loan Document is not reinstated in all material respects within 10 days after the Borrower first knew or should have known of such cessation.

                                ARTICLE IX

                                REMEDIES

        9.1 Right to Accelerate. Upon the occurrence of any Event of Default and at any time thereafter, the Loan, with all accrued interest and other amounts payable hereunder, shall, at the option of Lender, become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Borrower. Lender may declare a default under all other Loan Documents, and Lender may proceed with every remedy available at law or in equity with respect to such Event of Default or provided for herein or in any document executed in connection herewith, and all reasonable expenses incurred by Lender in connection with any remedy shall be deemed indebtedness of Borrower to Lender and a part of the Obligations. Lender may apply the proceeds from any Collateral for the Loan or from any other source against any of the Obligations as and in any order it sees fit.

        9.2 Other Remedies. Without limiting the foregoing, upon the occurrence of an Event of Default hereunder Lender shall have the right to take possession of the Collateral and exercise all rights provided under the Loan Documents or any applicable law.

        9.3 No Effect of Delay. No delay or failure of Lender in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of the right by Lender, and no exercise or partial exercise or waiver of any right or remedy shall be deemed a waiver of any further exercise of such right or remedy or of any other right or remedy that Lender may have. The enforcement of any rights of Lender as to any security for the Loan shall not affect the rights of Lender to enforce payment of the Loan and to recover judgment for any portion thereof remaining unpaid. The rights and remedies herein expressed are cumulative and not exclusive of any right or remedy that Lender shall otherwise have.

                                 ARTICLE X

                       RIGHTS AND DUTIES OF LENDER

        10.1 Right to Assign. Lender may assign to one or more lenders or other entities all or a portion of its rights under the Loan. In the event of an assignment of all of its rights, the Lender may transfer the Loan and all of the Loan Documents to the assignee. After any such assignment or transfer, provided that the assignee(s) agree in writing to assume and be bound by the Loan Documents, the Lender shall be forever relieved and fully discharged from any liability or responsibility in the matter, and the Lender shall retain all rights and powers hereby given with respect to property not so transferred. The Lender may sell participations to one or more lenders or other entities in or to all or a portion of its rights under this Loan.

        10.2 Reliance Upon Attorneys. Lender may rely upon advice received from time to time from reputable attorneys, and any action taken by Lender in accordance with any such advice shall be deemed to be reasonable.

        10.3 Acceptance and Consent by Lender. The phrases "acceptable to Lender" and "as Lender may require" as used in this Agreement, shall, unless otherwise qualified, mean acceptable to Lender in Lender's sole and absolute discretion and as Lender may require in Lender's sole and absolute discretion. In addition, any consent by or other action required by Lender hereunder or under any other Loan Document or any discretion to be rendered by Lender hereunder or under any other Loan Document shall be in Lender's sole and absolute discretion unless otherwise indicated.

                                ARTICLE XI

                              MISCELLANEOUS

        11.1 Amendments. No provision or term of this Agreement may be amended, modified, revoked, supplemented, waived or otherwise changed except by a written instrument duly executed by Borrower and Lender and designated as an amendment, supplement or waiver.

        11.2 Counting of Days. If any time period ends on other than a Business Day, the period shall be deemed to end on the next succeeding Business Day.

        11.3 Notices. Except as otherwise expressly set forth herein, any notice required to be given to any party pursuant to any provision of this Agreement shall be in writing, shall be
(i) hand delivered, (ii) sent by registered or certified mail, return receipt requested, postage prepaid, or (iii) sent by Federal Express or other nationally-recognized overnight courier service and, if hand delivered shall be deemed received when delivered, if mailed shall be deemed received two Business Days after having been deposited in the United States mail, postage prepaid, and if sent by Federal Express or other nationally-recognized overnight courier service shall be deemed received one Business Day after having been deposited with Federal Express or other nationally-recognized overnight courier service if designated for next day delivery addressed as follows:

              If to Borrower:

                   Beard Mining, L.L.C.
                   5600 North May Avenue
                   Suite 320
                   Oklahoma City, Oklahoma  73112
                   Attention:  Herb Mee, Jr.
                   Facsimile Number:  (405)-842-9901

              If to Lender:

                   MCNIC Pipeline & Processing Company
                   150 West Jefferson Avenue
                   Suite 1700
                   Detroit, Michigan 48226
                   Attention:  William Kraemer
                   Facsimile Number:  (313) 256-6918

Either party may change its address for the giving of notice by providing notice hereunder.

        11.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

        11.5 Captions and Pronouns. The captions and headings of the various sections of this Agreement are for convenience only, and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof.

        11.6 Entire Agreement. This Agreement, the Note and the Security Agreement and the other Loan Documents executed in connection herewith constitute and incorporate the entire agreement between Lender and Borrower concerning the subject matter of this Agreement and supersede any prior agreements between Lender and Borrower concerning the subject matter thereof.

        11.7 Conflict. If any term of the Loan Documents shall conflict with this Agreement, this Agreement shall govern to the extent of the conflict.

        11.8 Use of Terms. As used herein words in any gender shall be deemed to include the other genders and the singular shall be deemed to include the plural, and vice versa.

        11.9 Rights Cumulative. Each right, power and remedy of Lender under this Agreement and the other Loan Documents is cumulative and in addition to every other right, power or remedy, existing or implied, given now or hereafter existing, at law or in equity, and each and every right, power and remedy set forth herein or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by Lender, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy; and no delay or omission of Lender in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any default or acquiescence therein.

        11.10 Waiver. Lender shall not be deemed to have waived any provision of this Agreement or any Loan Document unless such waiver is in writing and is signed by Lender.
Without limiting the generality of the foregoing, neither Lender's acceptance of any payment with knowledge of a default by Borrower, nor any failure by Lender to exercise any remedy following a default by waiver by Lender of any particular default on the part of Borrower shall be deemed a waiver of any other default or of any similar default in the future.

        11.11 No Third-Party Beneficiaries. No person shall be a third-party beneficiary of or be entitled to assert any rights in connection with any provision of any of the Loan Documents; all provisions of the Loan Documents are intended solely for the benefit of Borrower and Lender.

        11.12 Provisions Several/Illegality. The unenforceability or invalidity of any provision or provisions hereof shall not render any other provision or provisions herein contained unenforceable or invalid, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

        11.13 Governing Law. This Agreement, the Note, and Loan Documents shall be governed by and construed in accordance with the laws of the State of New York, and Borrower and Lender each choose New York law to govern this Agreement pursuant to N.Y. Gen. Oblig. Law Section 5-1401 (Consol. 1995).

        11.14 Jurisdiction.    Borrower agrees to submit to
personal jurisdiction in the State of Michigan in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, Borrower hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over Borrower in any such action or proceeding may be obtained within or without the jurisdiction of any court located in Michigan and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon Borrower by registered or certified mail to or by personal service at the address set forth in Section 11.3 (unless such address is changed pursuant to the notice provision set forth in Section 11.3), whether such address be within or without the jurisdiction of any such court.

        11.15 Waiver of Jury Trial. Borrower hereby waives any right to jury trial of any claim, cross-claim or counterclaim relating to or arising out of or in connection with this Agreement or any of the other Loan Documents.

        11.16 Computation of Time Periods.  In this
Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

        11.17 Accounting Terms. All accounting terms not specifically defined herein shall be construed in a manner consistent with the manner in which they were construed in the preparation of the Financial Statements.

        11.18 Time of the Essence. Time is of the essence hereof with respect to the dates, terms and conditions of this Agreement, the Note and the Security Agreement.

        11.19 Future Discussions. Promptly after the date hereof and in any event prior to August 1, 1998, Lender and Borrower shall commence and diligently continue good faith discussions concerning mutually acceptable alternatives for replacing the Loan with permanent financing or replacing Lender with a third-party lender or other financing arrangement.

        11.20 Release.  For good and valuable
considerations, Lender hereby releases and discharges Beard Technologies, Inc. and/or The Beard Company, each an Oklahoma corporation, and/or their respective officers, directors, shareholders, employees, agents and attorneys (hereinafter individually and collectively referred to as the "Released Parties") and covenants not to sue any one or more of the Released Parties in connection with, arising from or in any manner related to the inaccuracy or breach of, or failure to perform or satisfy, any representation, warranty, condition, obligation, covenant, or other agreement made by Borrower in any Loan Document, including, but not limited to, Borrower's failure to properly pay when due any amounts owing under the Note or any other Loan Document, except as otherwise provided in the Pledge and Security Agreement dated June 24, 1998 between Beard Technologies, Inc. and Lender, and except with respect to claims against any Released Party arising from or attributable to the fraudulent or other willful misconduct of a Released Party.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.


                        BORROWER:


                        BEARD MINING L.L.C.,
                        an Oklahoma limited liability company

                        By:  Beard Technologies, Inc., an
                             Oklahoma corporation, Member and
                             Manager

                             By:  HERB MEE, JR.
                             Name:  Herb Mee, Jr.
                             Title:  Vice President


                        LENDER:

                        MCNIC PIPELINE & PROCESSING COMPANY,
                        a Michigan corporation

                        By:  JOSEPH L. ROBERTS
                        Name:  Joseph L. Roberts
                        Title:  President